Exhibit 99.2

ONYX EMS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands)

	August 31, 2012	November 30, 2011 (a)
Assets
Current assets:
Cash and cash equivalents	$28	$8
Accounts receivable, net of allowance for doubtful accounts of $772 and $776, respectively	6,615	5,866
Inventories	7,913	7,600
Deferred income taxes	1,177	1,141
Prepaid expenses and other current assets	485	247

Total current assets	16,218	14,862
Property, plant and equipment, net	11,235	6,419
Goodwill	14,956	14,956

Total assets	$42,409	$36,237

Liabilities and Member Equity
Current liabilities:
Current portion of long-term debt	$99	$99
Due to member	5,363	—
Accounts payable	3,136	4,160
Accrued compensation and employee benefits	1,532	1,867
Other accrued expenses	299	306

Total current liabilities	10,429	6,432
Long-term debt, less current portion	1,403	1,477
Deferred income taxes	2,353	1,617
Other long-term liabilities	394	178

Total liabilities	14,579	9,704
Commitments and contingencies
Member equity	27,830	26,533

Total liabilities and member equity	$42,409	$36,237

(a)	Derived from the Company’s audited financial statements as of November 30, 2011.

See Notes to unaudited condensed consolidated financial statements.

ONYX EMS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended
	August 31, 2012	September 4, 2011
Net sales	$38,010	$39,781
Cost of goods sold	31,523	32,365

Gross profit	6,487	7,416

Operating expense:
Selling and administrative expenses	3,973	4,131

Operating income	2,514	3,285

Other (income) expense
Interest expense, net	479	423
Other, net	(75)	(74)

Total other expense, net	404	349

Income before income taxes	2,110	2,936
Provision for income taxes	813	1,133

Net income	$1,297	$1,803

See Notes to unaudited condensed consolidated financial statements.

ONYX EMS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended
	August 31, 2012	September 4, 2011
Cash Flows from Operating Activities:
Net income	$1,297	$1,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,083	862
Deferred income tax expense	699	982
Changes in operating assets and liabilities:
Accounts receivable	(884)	1,519
Inventories	(312)	(468)
Prepaid expenses and other assets	(103)	246
Accounts payable and accrued expenses	(1,150)	338

Net cash provided by operating activities	630	5,283
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(5,899)	(1,593)

Net cash used in investing activities	(5,899)	(1,593)
Cash Flows from Financing Activities:
Repayments of long-term debt	(74)	(73)
Net borrowings from (repayments to) member	5,363	(1,537)
Distributions to member	—	(2,202)

Net cash provided by (used in) financing activities	5,289	(3,812)

Net increase (decrease) in cash and cash equivalents	20	(122)
Cash and cash equivalents at beginning of period	8	123

Cash and cash equivalents at end of period	$28	$1

Supplemental disclosure of cash flow information:
Cash paid for interest	$479	$423
Cash paid for income taxes	$50	$23

See Notes to unaudited condensed consolidated financial statements.

OMYX EMS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Business and Basis of Presentation

The consolidated financial statements include the accounts of Onyx EMS, LLC and its wholly-owned subsidiary, Resonant Power Technology, Inc. (the “Company” or “Onyx”). Effective December 1, 2011, the Company changed its monthly reporting calendar from a 4 week, 13 period close schedule to a calendar month end 12 period close schedule. As a result, the presented nine months ended on August 31 in 2012 and September 4 in 2011. The difference is not significant and management believes it does not compromise the comparability of the financial information between the periods.

Onyx (formerly OEM Worldwide, LLC), with sites in both Watertown, South Dakota and Minneapolis, Minnesota, primarily manufactures medical devices for OEM and emerging technology companies, including products for cardiovascular diagnostics, hearing assistance, patient temperature and warming, point-of-care diagnostics, and surgical equipment used in intraosseous medicine. The Company also has a presence in the industrial market providing products such as precision measurement instruments for monitoring air quality and pollution, commercial fire and smoke alarm systems, sensing tools, test fixtures, and complex LED assemblies. The Company’s manufacturing facility is registered to ISO standards, including 9001 or 13485 and AS9100. The Company had minimal sales outside the United States.

The unaudited condensed consolidated financial statements and related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The financial information presented herein should be read in conjunction with the Company’s audited financial statements for the fiscal year ended November 30, 2011 which includes information and disclosures not presented herein. In the opinion of management, the unaudited condensed consolidated financial statements contain all of the adjustments, consisting of normal recurring adjustments, necessary to present fairly, in summarized form, the consolidated financial position, results of operations and cash flows of the Company. The results of operations for the nine months ended August 31, 2012 are not necessarily indicative of the results that may be expected for the full fiscal year 2012. All significant intercompany accounts and transactions have been eliminated in consolidation. Subsequent events have been evaluated through January 31, 2013, the date these financial statements were issued.

(2) Inventory

The major classifications of net inventory consist of the following (in thousands):

	August 31, 2012	November 30, 2011
Raw materials	$5,582	$4,949
Work in process	1,554	2,366
Finished goods	777	285

Net inventory	$7,913	$7,600

(3) Property, Plant and Equipment, Net

Property, plant and equipment, net consists of the following (in thousands):

	August 31, 2012	November 30, 2011
Land and land improvements	$638	$638
Buildings and building improvements	4,023	4,016
Machinery and equipment	11,852	8,589
Construction in progress	3,570	990

Total property, plant and equipment	20,083	14,233
Less accumulated depreciation	(8,848)	(7,814)

Total property, plant and equipment, net	$11,235	$6,419

The increase in contruction in progress and machinery and equipment primarily relates to a 50,000 square foot expansion of the Watertown, SD warehouse facility. Expansion is expected to be completed by February 2013.

(4) Income Taxes

The Company recognized income tax provisions of $813 thousand and $1.1 million, or 38.5% and 38.6% of income before income taxes, for the nine months ended August 31, 2012 and September 4, 2011, respectively. The Company’s effective income tax rate for the interim periods presented is based on management’s estimate of the Company’s effective tax rate for the applicable year and differs from the Federal statutory income tax rate primarily due to state and local income taxes.

(5) Related Party Transactions

The Company is a wholly-owned subsidiary of ESG. ESG charges the Company on a monthly basis to cover the compensation and benefits of certain management personnel and other services that are performed by ESG including treasury, cash management, tax, risk and benefit management and in house legal services. For the nine months ended August 31, 2012 and September 4, 2011, the Company was charged $743 thousand and $620 thousand, respectively, which is included in “Selling and administrative expenses” in the Consolidated Statements of Income.

ESG also provides financing to the Company and charges/pays interest at 3% on loans/cash balances held by the Company on a daily basis. On the last banking day of each accounting month end period, any remaining positive cash balance is dividend back to ESG as a distribution to member. There were no distributions to ESG in the nine months ended August 31, 2012. In addition to the finance charge previously described, ESG charges the Company a 1.5% capital charge on net assets. The Company incurred total net interest expense to ESG of $422 thousand and $363 thousand for the nine months ended August 31, 2012, and September 4, 2011, respectively. The amounts are included in “interest expense, net” in the Consolidated Statements of Income. At August 31, 2012, the Company had outstanding borrowings due to ESG of $5,363 thousand primarily resulting from financing the expansion of the warehouse facility. The Company had no borrowings from or amounts payable to ESG at November 30, 2011.

(6) Subsequent Events

On November 15, 2012, the Company was acquired by Sparton Onyx, LLC, a Delaware limited liability company and wholly owned subsidiary of Sparton Corporation for a cash purchase price of $43,250,000, plus $2,188,000 of net working capital adjustments. The Purchase Agreement provides for a holdback equal to 10% of the purchase price for payment of the indemnification obligations and certain purchase price adjustments.

In December 2012, Sparton Onyx, LLC was renamed Sparton Onyx Holdings, LLC. Concurrent with this name change, the Company’s name was changed to Sparton Onyx, LLC.